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                       PURCHASE AGREEMENT

     This Purchase Agreement (this "Agreement") is executed as of the 14th day of August 1998, by and between Casinovations Incorporated, a Washington corporation ("Purchaser"), Gaming 2000 LLC, a Nevada limited-liability company ("Gaming 2000"), and William E. O'Hara, Jr. ("O'Hara"), an individual (collectively Gaming 2000 and O'Hara, "Seller").

                            RECITALS

     Whereas, Seller owns certain equipment and products as set forth on Schedule A attached hereto and incorporated herein by this reference and is also is a party to certain game and distribution agreements as set forth on Schedule B attached hereto and incorporated herein by this reference (collectively the "Assets");

     Whereas,  pursuant  to  the terms and conditions  set  forth
herein,  Seller  desires  to  sell  and  assign  the  Assets   to
Purchaser, and Purchaser desires to purchase and acquire same from Seller;

      Now, Therefore, in consideration of the several and mutual promises, agreements, covenants, understandings, undertakings, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree that the Recitals are true and correct and by this reference incorporated herein as if fully set forth, and Seller and Purchaser further covenant and agree as follows:

     1. SALE OF THE ASSETS. Subject to the terms and conditions contained herein, Seller shall sell, transfer, assign and deliver to Purchaser and Purchaser shall purchase and acquire from Seller, all right, title and interest of Seller in and to the assets, properties, rights (contractual or otherwise) and business of Seller relating to the Assets, wherever located, as follows:

          a. All equipment (including, without limitation, computer hardware, systems, display boards and felts), tools, parts, supplies, inventory and other tangible personal property as disclosed on Schedule A attached hereto;

          b. All transferable franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body (to the extent the same are transferable);

          c. All patents, rights under patent cooperation treatises, inventions, trade secrets, processes, proprietary rights, proprietary knowledge, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises, blueprints and permits and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof, which Seller owns or has the right to use or to which Seller is a party, and all transferable filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office;

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          d.    All  contracts, distribution agreements, contract
     rights, license agreements, franchise rights and agreements,
     policies,   purchase  and  sales  orders,   quotations   and
     executory commitments, instruments, third party guaranties, indemnifications, arrangements and understandings, whether oral or written, to which Seller is a party (whether or not legally bound thereby) (collectively, the "Contracts"), including without limitation, the Contracts associated with the games listed on Schedule B attached hereto. Purchaser hereby accepts the foregoing conveyance, sale, transfer, assignment and delivery of the Contracts, and promises and agrees to perform the liabilities and obligations of Seller arising under the Contracts specifically listed in Schedule B to the extent such liabilities and obligations are incurred and are first required to be performed after the date of this Assignment; provided, however, that Purchaser shall only be obligated to assume the Contracts listed on Schedule B to the extent that such Contracts have been identified by Seller to Purchaser and accepted in writing by Assignee;

          e. All documents, customer lists, files, papers and records relating to the Assets; and

          f.   All goodwill relating to the Assets.

     All of the assets, properties, rights (contractual and otherwise) and business to be conveyed, sold, transferred, assigned and delivered to Purchaser pursuant to this Section 1 are hereinafter collectively referred to as the "Assets" and are set forth explicitly in Schedule A and Schedule B. Each reference in this Agreement to an exhibit or schedule shall mean an exhibit or schedule attached to this Agreement and incorporated into this Agreement by such reference.

     2. PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, Purchaser shall pay to Seller Seventy-Five Thousand and no/100ths Dollars ($75,000.00) in the form of 30,000 shares of common stock, par value $.001 (the "Common Stock") of Purchaser.

     3. ASSIGNMENTS AND ASSUMPTION OF LIABILITIES. Except as specifically set forth in Schedule B attached hereto, Purchaser assumes no additional liabilities previously incurred by Seller, Seller's employees, agents or representatives in connection with the Assets.

     4. REPRESENTATIONS OF SELLER. In order to induce Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser that the statements contained in this section are, as of the date hereof, true, correct and complete:

          a. ORGANIZATION. Seller is a limited-liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary powers to own its properties and to carry on its business as now owned and operated by it.

          b. AUTHORIZATION. Seller's sole member has duly authorized and approved the execution of this Agreement and the sale of the Assets as required under Nevada law or, if applicable, under Seller's operating agreement (the "Operating Agreement").

          c. MARKETABLE TITLE. Seller is the sole owner of all the Assets to be sold and transferred to Purchaser, and no other person, firm or corporation has any interest or

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     rights  in  respect  of such Assets.  Seller  has  good  and marketable title to all of the Assets, and all such Assets, are free and clear of any mortgages, pledges, liens, restrictions, security interests and encumbrances of any kind whatsoever.

          d. EXECUTION AND DELIVERY. The execution and delivery of this Agreement and other related documents by Seller, and the performance by Seller of the transactions contemplated herein and therein, have been duly authorized by the managers and members of Seller and will be binding upon Seller in accordance with their terms.

          e. TRANSACTION NOT A BREACH. The execution and performance of this Agreement and other related documents by Seller will not result in any violation of, or be in conflict with, any term or provision of (i) the Articles of Organization or Operating Agreement of Seller, (ii) any contract to which Seller is a party, or (iii) to the best of Seller's knowledge after due inquiry, any law, ordinance, rule, statute, order, judgment or decree to which Seller is subject.

          f. LITIGATION. To the best of Seller's knowledge, there are no investigations, actions, suits, complaints or other proceedings of any character pending, or otherwise threatened or asserted against or involving Seller which could reasonably be expected to affect the title to the Assets, at law or equity or before any federal, state or other governmental agency or instrumentality.

          g. CONFLICTING RIGHTS. There exists no rights in any other person, corporation or entity to purchase the Assets or membership interests of any outstanding rights of first refusal in respect of same. Neither the execution of this Agreement nor the transactions contemplated by this Agreement shall violate any of the terms and conditions of any agreement giving any person or entity rights in Seller's Assets or membership interests.

     5. APPROVAL OF GAMING AUTHORITIES. This Agreement and the transfer of the Assets are subject to receipt of approval from the applicable gaming regulatory authorities. Seller will cooperate in assisting Purchaser in the preparation and prosecution of any gaming applications to the extent reasonably necessary, where such gaming application must be made and filed by Buyer

     6.   MISCELLANEOUS.

          a. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada in effect on the date of this Agreement without resort to any conflict of laws principles, and the courts of the State of Nevada shall have sole and exclusive jurisdiction over any matter brought under, or by reason of, this Agreement.

          b. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          c. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, predecessors, parents, affiliates, subsidiaries,

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     divisions,  officers,  directors,  shareholders,  employees,
     advisors,    consultants,   insurers,   attorneys,    heirs,
     executors, administrators and any persons claiming rights by, through or under them.

          d. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid, to the address of the particular party as set forth below or such other address as any party may designated from time to time.

          If to Seller:  Gaming 2000, LLC
                         272 La Cuenta Circle
                         Henderson, Nevada  89014

       If to Purchaser:  Casinovations Incorporated
                         5240 South Eastern Avenue
                         First Floor
                         Las Vegas, Nevada 89119

          e. NON-WAIVER. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right shall constitute a waiver of that or any other right.

          f.    HEADINGS.   Headings in this  Agreement  are  for
     reference and convenience only and shall not be used to interpret or construe the provisions of this Agreement.

          g. ENTIRE AGREEMENT; MODIFICATION. This Agreement, including the schedules attached hereto, supersedes all prior agreements or understandings of the parties hereto and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except by an express writing executed by the parties hereto.

          h. NEUTRAL INTERPRETATION. The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived. The terms of this Agreement were negotiated at arm's length by the parties hereto.

          i. PARTIAL INVALIDITY. If any term, condition, covenant, or provision of this Agreement, or any application thereof, shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provision, covenants, and conditions of this Agreement and applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

          j.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.   The
     representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

          k. ASSIGNMENT. The Parties agree not to assign this Agreement or any right or interest hereunder unless such party shall have first obtained the other party's or parties' express

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     prior written consent for any such assignment, which consent may be given or not given in the sole and absolute discretion of such party

          l. WAIVER OF RESTRICTIONS ON RELEASES IMPOSED BY LAW. The rights under any law of any state or territory of the United States or any foreign country limiting or exempting any type of claim from being completely, totally, and fully released by this Agreement are expressly waived.

     In  Witness Whereof, Purchaser and Seller have executed this
Agreement as of the date first above written.

        "Purchaser"                           "Seller"

Casinovations Incorporated           Gaming 2000, LLC


By:  /s/ Steven J. Blad              By:  /s/ William E. O'Hara, Jr.
     Steven J. Blad                       William E. O'Hara, Jr.
Its: President                       Its: Manager


                                     /s/ William E. O'Hara, Jr.
                                     William E. O'Hara, Jr.,  an
                                     individual

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                           SCHEDULE A


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

                           SCHEDULE B


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